ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Application for              Filed in the office   Document number
Reinstatement                Ross Miller           00001558311-84
                             Secretary of State    Filing Date and Time
                             State of Nevada       10/09/2007 7:28 AM
                                                   Entity Number
                                                   C15144-1993

Use Black Ink Only-Do Not Highlight Above Space is for Office Use Only

This application authorizes the office of the Secretary of State of Nevada to reinstate:
                 Far East Ventures, Inc.
                        (old name)

Under the name of:

                 Far East Ventures Trading Company
                        (new name)

This application is accompanied with the initial or annual list, the designation of the resident agent, and all fees and penalties

/s/Steven G. Trapp
------------------------
(authorized signature)